UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2008

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        The Company has engaged a registered broker-dealer (the “Placement Agent”) in a private placement of up to 3,750,000 units (the “Common Units”), for an aggregate purchase price of $3,000,000, with each Common Unit comprised of (i) one share of Common Stock, and (ii) a five year warrant to purchase one-half share of Common Stock (each, an “Investor Warrant”) at a purchase price of $1.00 per share (collectively the “Common Offering”). In the event that the Common Offering is oversubscribed, the Company may sell and issue up to an additional 562,500 Common Units.

        In connection with the Common Offering, the Company entered into a placement agency agreement with the Placement Agent. Under the terms of this agreement, the Company will pay the Placement Agent a cash fee of 10% of the gross proceeds of sales of Common Units by that Selling Agent and issue warrants to purchase the number of shares of Common Stock equal to 10% of the sum of the aggregate number of shares of Common Stock sold in the Common Offering and the aggregate number of shares of Common Stock issuable upon exercise of Investor Warrants sold in the Common Offering. The Placement Agent will receive a reimbursement for non-accountable expenses in connection with the Common Offering equal to 3% of the gross proceeds of sales of Common Units.

        In addition, the Company has entered into an advisory agreement with the Placement Agent for the provision of certain advisory and consulting services. As compensation for such services, the Company has issued the Placement Agent five-year warrants to purchase an aggregate of 1,500,000 shares of the Company’s common stock at exercise prices as follows: (i) 500,000 exercisable at $1.00, (ii) 250,000 exercisable at $1.50, (iii) 250,000 exercisable at $2.00, (iv) 250,000 exercisable at $2.25 and (v) 250,000 exercisable at $2.50. The foregoing warrants shall contain customary terms, including, without limitation, provisions for cashless exercise, weighted average anti-dilution price protection and piggyback registration rights.

        In connection with the Common Offering, the Company has entered into a Registration Rights Agreement that provides that the Company will file a “resale” registration statement covering all common shares and common shares underlying the Investor Warrants issued in the Common Offering within 60 days from the final closing of the Common Offering. Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions. No penalties will accrue for filing and effectiveness failures, but cash penalties at the rate of 2% per month will be triggered if at any time the Company is not current in its periodic reports with the SEC. The Company may also be required to include additional securities in the “resale” registration statement on behalf of holders of existing registration rights and will undertake to obtain appropriate modifications from such holders to subject them to the cutback provisions set forth in the Registration Rights Agreement.

        On July 31, 2008, the Company sold an aggregate of 187,500 Common Units for an aggregate purchase price of $150,000. As of August 6, 2008, the Placement Agent has earned a cash commission of $15,000 and warrants to purchase 28,125 shares of Common Stock.

        The Company terminated the Series B Offering, described in the Current Report filed on Form 8-K on July 16, 2008, before commencing the Common Offering.

        THE INFORMATION CONTAINED IN THIS REPORT IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL, SECURITIES. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

Item 3.02 Unregistered Sales of Equity Securities.

        As noted above, on July 31, 2008, the Company sold and issued 187,500 Common Units for an aggregate purchase price of $150,000.

        The Investor Warrants each have a five year exercise period and an exercise price of $1.00 per share of Common Stock, payable in cash on the exercise date or cashless conversion if a registration statement or current prospectus covering the resale of the shares underlying the Investor Warrants is not effective or available at any time more than six months after the date of issuance of the Investor Warrants.. The exercise price is subject to adjustment upon certain occurrences specified in the Investor Warrants. The Company has used the proceeds of the Common Offering to provide working capital.

Uses of Proceeds

Close of Escrow 7/31/2008

Placement costs	$ 19,500
Blue sky fees	800
Legal fees	20,000
Other miscellaneous costs	11,974
Working capital	97,726

Gross Offering Proceeds	$ 150,000

        The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the Investor Warrants and shares of its Common Stock, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the purchasers of the shares as “accredited investors” as defined in Regulation D under the Securities Act. This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: August 6, 2008	By:	/s/ Bruce Widener
Bruce Widener, Chief Executive Officer